As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CREE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-1572719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4600 Silicon Drive

Durham, NC 27703

(919) 407-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neill P. Reynolds

Executive Vice President and Chief Financial Officer

Cree, Inc.

4600 Silicon Drive

Durham, North Carolina 27703

(919) 407-5300

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley D. Kohn, Esq. Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703 (919) 407-5300	Tad J. Freese, Esq. Brian D. Paulson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Stock	(1)(2)(3)	$ (4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Cree, Inc.

Common Stock

We may offer and sell shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of our common stock.

Each time we offer and sell shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts and prices of our common stock. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our common stock.

We may offer and sell our common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of shares of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of our common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CREE.” On February 10, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $123.47 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell shares of our common stock from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell shares of our common stock, we will provide a prospectus supplement to this prospectus that contains specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of our common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Cree,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cree, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our common stock.

Our logo and other trademarks mentioned in this prospectus or any document incorporated by reference herein are our property. Certain trademarks referred to in this prospectus or any document incorporated by reference herein may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus or any document incorporated by reference herein are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.cree.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended June 28, 2020, filed with the SEC on August  19, 2020 as updated by our Current Report on Form 8-K, filed on February 11, 2021 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K).

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2020 and December 27, 2020 filed with the SEC on October 29, 2020 and January 28, 2021, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on August 28, 2020, September 8, 2020, October 19, 2020 (Item 1.01 only), October 26, 2020, January 26, 2021 and February 11, 2021.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 1993, as updated by the description of our registered securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2019, filed with the SEC on August 21, 2019, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Cree, Inc.

Attention: Investor Relations

4600 Silicon Drive

Durham, North Carolina 27703

(919) 407-7895

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Cree, Inc. is an innovator of wide bandgap semiconductors, focused on silicon carbide and gallium nitride (GaN) materials and devices for power and radio-frequency (RF) applications. Our silicon carbide and GaN materials and devices are targeted for applications such as transportation, power supplies, inverters and wireless systems.

In addition, we are an innovator of specialty lighting-class light emitting diode (LED) products. Our LEDs are targeted for use in indoor and outdoor lighting, electronic signs and signals and video displays.

On October 18, 2020, we entered into a definitive agreement to sell certain assets and subsidiaries comprising our former LED products segment to SMART Global Holdings, Inc. and its wholly owned newly-created acquisition subsidiary and have classified the results and cash flows of the LED products segment as discontinued operations.

Our continuing operations consist of the Wolfspeed business, which includes silicon carbide and GaN materials, power devices and RF devices based on wide bandgap semiconductor materials and silicon. Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products and RF devices are used in military communications, radar, satellite and telecommunication applications.

The majority of our products are manufactured at production facilities located in North Carolina, California, Arkansas and China. We also use contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. Additionally, we are in the process of building a silicon carbide fabrication facility in New York. We operate research and development facilities in North Carolina, Arizona, Arkansas, New York, California and China (including Hong Kong).

Cree, Inc. is a North Carolina corporation established in 1987, and our headquarters are in Durham, North Carolina. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703. Our telephone number is (919) 407-5300. Our website address is www.cree.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any common stock offered pursuant to this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.

FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.00125 per share. This description is only a summary and is qualified in its entirety by reference to our restated articles of incorporation, as amended and our amended and restated bylaws and applicable provisions of the North Carolina Business Corporation Act, or the NCBCA. Our restated articles of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated articles of incorporation and our amended and restated bylaws for additional information before you buy any of the notes. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Authorized capital stock

Our restated articles of incorporation, as amended, authorize us to issue 200,000,000 shares of common stock, par value of $0.00125 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share.

Common stock

Subject to the rights specifically granted to holders of any outstanding shares of our preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders. An election of directors by our shareholders is determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Shareholders are entitled to any dividends that may be declared by our board of directors. Our common shareholders do not have cumulative voting rights. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and preferential liquidation rights of our preferred stock then outstanding. Our common shareholders have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Transfer agent and registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Stock exchange listing

Our common stock is traded on The Nasdaq Global Select Market and is quoted under the symbol “CREE.”

Certain provisions of Cree’s restated articles of incorporation, as amended, and amended and restated bylaws; director indemnification; exclusive forum

Authorized but Unissued Stock. Our restated articles of incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

Our authorized but unissued shares of preferred stock could also have other anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of our company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

Advance Notice of Proposals and Nominations. Our amended and restated bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Our amended and restated bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may only be called by our board of directors or the Chairman of our board of directors. Our amended and restated bylaws do not grant shareholders the authority to request a special meeting.

Indemnification of Directors, Officers and Employees. Our amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of Cree, seeking to hold him liable by reason of the fact that he is or was acting in his capacity as a director or officer of Cree, or at the request of Cree is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust employee benefit, or other enterprise, or as a trustee or administrator under any employee benefit plan of Cree or a wholly-owned subsidiary of Cree, against (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided in our amended and restated bylaws. Pursuant to our amended and restated bylaws, this indemnification may, at our board of directors’ discretion, also include advancement of expenses related to such action, suit or proceeding.

Exclusive Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for all litigation relating to our internal affairs, including without limitation (i) any derivative action or proceeding brought on behalf of Cree, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Cree to Cree or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the NCBCA, our restated articles of incorporation, as amended, or our amended and restated bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the state courts of North Carolina, or if such courts lack jurisdiction, a federal court located within the State of North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any such action filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case. In any such action where the NCBCA specifies the division or county wherein the action must be brought, the action shall be brought in such division or county.

Certain anti-takeover effects of North Carolina law

The North Carolina Shareholder Protection Act, or the Act, generally requires the affirmative vote of 95% of a corporation’s voting shares to approve a “business combination” with any entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation (or has ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other corporation or any unincorporated entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to Cree since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

PLAN OF DISTRIBUTION

We may sell the offered shares of our common stock from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	through sales “at the market” to or through a market-maker or into an existing trading market for the common stock; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Cree, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Certain matters of North Carolina law, including the validity of our common stock, will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP beneficially owned an aggregate of 1,124 shares of Cree’s common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Cree, Inc.’s Current Report on Form 8-K dated February 11, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cree, Inc. for the year ended June 28, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the common stock being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
The Nasdaq Global Select Market supplement listing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant currently has provisions for limitation on the personal liability of directors in its Restated Articles of Incorporation, as restated, or the Articles of Incorporation, and provisions for indemnification of directors and officers in its Bylaws, as amended and restated, or the Bylaws. Additionally, sections of the North Carolina Business Corporation Act, or the NCBCA, provide indemnification of the registrant’s directors and officers in a variety of circumstances.

Article VII of the Articles of Incorporation provides that no director of the registrant shall have personal liability arising out of an action whether by or in the right of the registrant or otherwise for monetary damages for breach of his or her duty as a director. Consistent with the NCBCA, the Articles of Incorporation do not limit or eliminate the personal liability of a director with respect to (i) acts or omissions not made in good faith that such director at the time of such breach knew or believed were in conflict with the best interests of the registrant, (ii) any liability under Section 55-8-33 of the NCBCA or any successor provision, (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date of the effectiveness of Article VII of the Articles of Incorporation. In the event that the NCBCA is amended or legislation is enacted to permit further limitation or elimination of the personal liability of a director, Article VII provides that the personal liability of the registrant’s directors shall be limited or eliminated to the fullest extent permitted by applicable law.

Article IX, Section 3 of the Bylaws provides that the registrant shall indemnify, to the fullest extent permitted by law, any person who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the registrant, seeking to hold him liable by reason of the fact that he is or was acting in his capacity as a director or officer of the registrant, or at the request of the registrant is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the registrant or a wholly-owned subsidiary of the registrant, against (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided in the Bylaws. Pursuant to the Bylaws, this indemnification may, at the discretion of the registrant’s board of directors, also include advancement of expenses related to such action, suit or proceeding.

Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. In general, the NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation, unless limited by the Articles of Incorporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Additionally, Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person. The registrant has purchased and maintains such insurance.

The registrant has also entered into an indemnification agreement with each of its directors and executive officers. The indemnification agreement requires the registrant to indemnify the indemnitee to the fullest extent permitted by the laws of the State of North Carolina currently in effect or as such laws may be amended to increase the scope of permitted indemnification. The indemnification agreement further requires the registrant to advance expenses incurred in connection with an action, demand, suit or proceeding and includes an undertaking by the indemnitee to reimburse the registrant for any amounts advanced if it is ultimately determined that indemnification is not proper. The rights provided in the indemnification agreement are in addition to rights provided in the Bylaws, the Articles of Incorporation and the NCBCA.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of Cree, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 000-21154), filed on August 19, 2002).

3.2	Bylaws of Cree, Inc., as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-21154), filed on January 28, 2015).

4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (File No. 000-21154), filed on January 24, 2018).

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the common stock.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, North Carolina, on February 11, 2021.

CREE, INC.

By:	/s/ Gregg A. Lowe
Gregg A. Lowe
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Gregg A. Lowe and Neill P. Reynolds , and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ GREGG A. LOWE Gregg A. Lowe	Chief Executive Officer and President (Principal Executive Officer)	February 11, 2021

/s/ NEILL P. REYNOLDS Neill P. Reynolds	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 11, 2021

/s/ DARREN R. JACKSON Darren R. Jackson	Chairman and Director	February 11, 2021

/s/ GLENDA DORCHAK Glenda Dorchak	Director	February 11, 2021

/s/ JOHN C. HODGE John C. Hodge	Director	February 11, 2021

/s/ CLYDE R. HOSEIN Clyde R. Hosein	Director	February 11, 2021

SIGNATURE	TITLE	DATE

/s/ DUY-LOAN T. LE Duy-Loan T. Le	Director	February 11, 2021

/s/ JOHN B. REPLOGLE John B. Replogle	Director	February 11, 2021

/s/ MARVIN RILEY Marvin Riley	Director	February 11, 2021

/s/ THOMAS H. WERNER Thomas H. Werner	Director	February 11, 2021